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                                                                     Exhibit 5.1



                [Cleary, Gottlieb, Steen & Hamilton Letterhead]



Writer's Direct Dial:  (212) 225-2370



                                   May 12, 1998



Young & Rubicam Inc.
285 Madison Avenue
New York, New York 10017-6486


          Re:  Young & Rubicam Inc.
               Registration Statement on Form S-1 (No. 333-46929)
               and Registration Statement on Form S-1 filed
               pursuant to Rule 462(b)
               --------------------------------------------------

Ladies and Gentlemen:

     We have acted as special counsel to Young & Rubicam Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-1 (No. 333-46929) and the registration statement on Form S-1 filed pursuant to Rule 462(b) (together, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of (i) 6,912,730 shares of Common Stock, par value $.01 per share (the "Common Stock"), to be sold by the Company (the "Company Shares") and (ii) 9,687,270 shares of Common Stock, plus an aggregate of up to 2,490,000 additional shares of Common Stock issuable upon exercise of the overallotment option described in the Registration Statement, to be sold by the selling stockholders named in the Registration Statement (the "Secondary Shares" and, together with the Company Shares, the "Shares"), and the related preferred share purchase rights (the "Rights") to be issued pursuant to the Rights Agreement between the Company and The Bank of New York, as Rights Agent (the "Rights Agent"), after giving effect to a stock dividend of 14 shares of Common Stock which is payable for each share of Common Stock outstanding as of the date of effectiveness of the registration statement on Form S-1 (No. 333-46929) and payable on such date (the "Stock Dividend").

     We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such

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Young & Rubicam Inc., p.2


corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

     1: The Company Shares have been duly authorized by all necessary corporate action of the Company and, upon issuance of the Company Shares against payment therefor in the manner described in the Registration Statement, will be validly issued by the Company and will be fully paid and nonassessable.

     2: The Secondary Shares have been duly authorized by all necessary corporate action of the Company, the outstanding Secondary Shares have been validly issued by the Company and are fully paid and nonassessable and, upon issuance of the Secondary Shares to be issued pursuant to the Stock Dividend such Secondary Shares will be validly issued by the Company and will be fully paid and nonassessable.

     3: Upon due authorization, execution and delivery of the Rights Agreement by the Company and the Rights Agent, and upon issuance of the Company Shares against payment therefor in the manner described in the Registration Statement and issuance of the Secondary Shares to be issued pursuant to the Stock Dividend, the Rights associated with the Shares will be validly issued.

     The foregoing opinions are limited to the General Corporation Law of the State of Delaware.
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Young & Rubicam Inc., p. 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading 'Legal Matters' in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are 'experts' within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,


                                            CLEARY, GOTTLIEB, STEEN & HAMILTON



                                            By /s/ Victor I. Lewkow
                                               -------------------------------
                                                   Victor I. Lewkow, a Partner